UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest reported)       May 25, 2004
                                           ---------------------------

                                  Avitar, Inc.
             -------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

             Delaware                    1-15695                06-1174053
     --------------------------    -------------------     -------------------
(State or other jurisdiction     (Commission File Number)  (IRS Employer
of incorporation)                                          Identification No.)


         65 Dan Road, Canton, MA                               02021
  ---------------------------------------                     --------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code    (781) 821-2440
                                                  ----------------------

----------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     The Registrant issued a Press Release in reliance on Rule 135a on May 27, 2004 announcing that it raised gross proceeds of $1,000,000 in a private placement of convertible preferred stock and warrants, and that it converted $1,250,000 of long-term debt into convertible preferred stock. A copy of the Press Release is attached to this Report as an Exhibit.

     The securities issued in the private placement and the conversion of debt were 2,316 shares of Series A Convertible Preferred Stock and Warrants to purchase 100,000 shares of Common Stock. The $2,316,000 of Preferred Stock is convertible into Common Stock at the lesser of $0.12 per share or 85% of the average of the three (3) lowest bid prices for the ten (10) trading days immediately prior to the notice of conversion, subject to adjustments and minimum pricing, and the Warrants are exercisable at $0.126 per share.



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

4.1  Certificate of Designations of Series A Convertible Preferred Stock

4.2  Exchange Agreement (Debt for Preferred Stock)

4.3  Registration Rights Agreement (related to Exchange Agreement)

4.4  Securities Purchase Agreement (Cash for Preferred Stock)

4.5  Registration Rights Agreement (related to Securities Purchase Agreement)

4.6  Warrant

99.1  Press   Release   Issued  on  May  27,   2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Avitar, Inc.
                                              (Registrant)

Date       May 28, 2004                      /s/ JAY LEATHERMAN, CFO
     -------------------------               -------------------------------
                                                 (Signature)